Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          WATSON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                                        95-3872914
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  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

311 BONNIE CIRCLE, CORONA, CA                               91720
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(Address of Principal Executive Offices)                  (Zip Code)

(1) Watson Pharmaceuticals, Inc. 1991 Stock Option Plan (as amended) ("1991
    Plan")

(2) Royce Laboratories, Inc. 1992 Stock Option Plan ("1992 Plan")



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                            (Full title of the plans)

                            Allen Chao, Ph.D.
                            Chief Executive Officer
                            311 Bonnie Circle
                            Corona, CA 91720
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                   (Name and address of agent for service)

                 Telephone number, including area code, of agent
                           for service: (909) 270-1400

                                    Copy to:

                                Michel J. Feldman
                                D'Ancona & Pflaum
                             30 North LaSalle Street
                                Chicago, IL 60602
                            Telephone: (312) 580-2161

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================

                                                 PROPOSED                PROPOSED
TITLE OF                 AMOUNT OF               MAXIMUM                 MAXIMUM
SECURITIES TO BE         SHARES TO BE            OFFERING PRICE          AGGREGATE                AMOUNT OF
REGISTERED               REGISTERED              PER SHARE               OFFERING PRICE           REGISTRATION FEE
-----------------        -----------------       -----------------       --------------           ----------------
Common Stock                1,000,000(1)          $63.69 (3)             $63,690,000 (3)          $ 19,300.00 (5)
($0.0033 par             -----------------       -----------------       ----------------          --------------
value)

Common Stock                   92,628(2)          (see note (4))         $ 2,710,695 (4)          $    822.00 (5)
($0.0033 par             ------------------                               -----------------        -----------------
value)
                         Total Registration Fee:                                                  $ 20,122.00
                                                                                                   ==========
==================================================================================================================

         (1) The aggregate number of shares set forth is the maximum number of shares which could be purchased upon exercise of all such options which may hereafter be granted under the provisions of the amendment to the 1991 Plan increasing by 1,000,000 the number of shares that can be issued under the 1991 Plan.

         (2) Represents the maximum number of shares which could be purchased upon exercise of all options now outstanding under the 1992 Plan, not previously registered. These options when granted were to be exercisable for shares of Royce Laboratories, Inc. stock. Pursuant to an Agreement and Plan of Merger dated December 24, 1996, as amended these options have been converted to the right to immediately acquire 92,628 shares of the registrant's common stock.

         (3) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the registrant's Common Stock on October 6, 1997, as reported in the New York Stock Exchange.

         (4) Represents the exercise prices of options under the 1992 Plan which range from $13.84 to $45.86 per share.

         (5)      Registration Fee computed pursuant to 457 (h)(1)

                               -------------------

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

         (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996.

         (b) The registrant's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1997, and June 30, 1997.

         (c) The description of the registrant's Common Stock contained in the registration statement on Form 8-A dated April 3, 1992 filed under
             Section 12 of the Securities Exchange Act of 1934, File No. 0-20045, together with any amendment or report filed for the purpose of updating such description.

         (d) On January 9, 1997, the Company filed a Form 8-K Report to disclose the execution of the Royce Merger Agreement. On March 14, 1997, the Company filed a Form 8-K Report to disclose the consummation of the Oclassen Merger. On May 1, 1997, the Company filed a Form 8-K Report to disclose the consummation of the Royce Merger. On July 15, 1997, the Company filed a Form 8-K to disclose the execution of a marketing, sales and distribution agreement with respect to Dilacor XR (R) as well as the execution of an agreement as to royalties on this product.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Mr. Michel J. Feldman, a Director and Secretary of the registrant and a partner of D'Ancona & Pflaum, beneficially owns 18,500 shares of the registrant's common stock. Other partners at D'Ancona & Pflaum beneficially own additional shares of the registrant's Common Stock, which ownership is not material.


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





ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Nevada Revised Statutes authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada Revised Statutes in its Articles of Incorporation and Bylaws.

         The registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the registrant's directors and officers against losses up to $20,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the registrant for amounts which the registrant lawfully indemnifies or is required or permitted by law to indemnify its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately preceding exhibits.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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



                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on this 9th day of October, 1997.



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




                                WATSON PHARMACEUTICALS, INC.

                                By:      /S/        ALLEN CHAO
                                  --------------------------------------------
                                         Allen Chao, Ph.D.
                                         Chairman & Chief Executive Officer

         Each person whose signature appears below appoints Allen Chao, Ph.D., Melvin Sharoky, M.D. and Michel J. Feldman and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her stead, in any capacities to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                            TITLE                              DATE
         ---------                                            -----                              ----

/S/     ALLEN CHAO                          Chief Executive Officer, Chairman                    October 9, 1997
------------------------------              and Director (Principal Executive
Allen Chao, Ph.D.                           and Financial Officer)

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/S/ MELVIN SHAROKY M.D.                     President and Director                               October 9, 1997
------------------------
Melvin Sharoky, M.D.


/S/ CHATO ABAD                              Vice-President - Finance                             October 9, 1997
-----------------------------
Chato Abad


/S/ MICHAEL FEDIDA                          Director                                             October 9, 1997
-----------------------------
Michael Fedida


/S/ MICHEL J. FELDMAN                       Director                                             October 9, 1997
----------------------------
Michel J. Feldman


/S/ ALBERT F. HUMMEL                        Director                                             October 9, 1997
----------------------------
Albert F. Hummel


/S/ RONALD R. TAYLOR                        Director                                             October 9, 1997
----------------------------
Ronald R. Taylor

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


                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
   4.1      Registrant's Articles of Incorporation, as amended as of July
            18, 1995, filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1(A) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and hereby incorporated by reference.

   4.2      Registrant's By-Laws, as amended as of July 18, 1995, filed as
            Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and hereby incorporated by reference.

   5.1      Opinion of D'Ancona & Pflaum.

  23.1      Consent of Price Waterhouse LLP.

  23.2      Consent of Coopers & Lybrand L.L.P.

  23.3      Consent of Deloitte & Touche LLP.

  23.4      Consent of D'Ancona & Pflaum (contained in Exhibit 5.1).

  24.1 Power of Attorney (included in Signature section of this registration statement).



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